                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                           State or Other
                                           Jurisdiction of   Percentage
Parent                                     Incorporation     Ownership
------                                     -------------     ---------
First Federal Bancorporation               Minnesota           N/A


Subsidiary (1)
----------

First Federal Bank                         United States       100%


Subsidiaries of First Federal Bank (1)
----------------------------------

First Federal Service Corporation          Minnesota           100%

____________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.